Exhibit 99.1

Superlatus Announces Distribution Partnership with North America’s Leading Wholesale Distributor and Expanded Points of Retail Sales

TAMPA, FL, Oct. 12, 2023 (GLOBE NEWSWIRE) — Superlatus, Inc. (“Superlatus”), a food technology and distribution company and wholly owned subsidiary of TRxADE HEALTH, Inc. (NASDAQ: MEDS, “TRxADE”), a pharmaceutical exchange platform provider, is pleased to announce that its subsidiary, Superlatus PD Holding Company, has entered into a supplier agreement with Rainforest Distribution Corp. (“Rainforest”), a leading Consumer Packaged Goods distributor serving over 3,000 retailers across 15 states in the Mid-Atlantic, Midwest, Northeast and North Atlantic regions of the United States.

Highlights of the New Distribution Partnership:

●	Superlatus has entered into a strategic collaboration with Rainforest, a leading Direct Store Delivery distributor serving the North Atlantic, Northeast, Midwest, and Mid-Atlantic regions, specializing in better-for-you brands. Superlatus and Rainforest will join forces to introduce Superlatus’ products to an extensive network of over 5,000 retail locations, including prominent names such as Whole Foods, Kroger, Moms Organics, ShopRite, Fairway, and more.
●	With more than 50 sales representatives, Rainforest is poised to support Superlatus’s diverse portfolio of Consumer Packaged Goods brands, such as Coolhaus and Spero, among others.
●	Rainforest’s partnership will provide Superlatus with a distribution ally, enabling increased reach in the high-potential Tri-State area, home to over 33% of the country’s consumers. Their Direct Store Delivery model not only expands the presence of Consumer Packaged Goods brands in major retailers but also permeates the local businesses throughout New York City.
●	The collaboration with Rainforest will provide revenue growth and expansion opportunities for Superlatus’s Consumer Package Goods portfolio, while establishing a crucial presence in the largest market in the United States.

Superlatus CEO, Tim Alford, expressed his enthusiasm about the supplier agreement with Rainforest, emphasizing what this expanded distribution offers Superlatus. He stated, “This partnership is a particularly significant milestone for us as it unlocks the potential for substantial expansion across North America, leveraging Rainforest’s extensive distribution network. We are genuinely thrilled to have the backing of this top-tier wholesale distributor as we work towards a significant ramp-up in our production.”

About Rainforest Distribution

Rainforest Distribution Corp is a full-service food and beverage distributor serving retailers in 16 states across the Mid-Atlantic and Northeast regions of the United States. Rainforest offers more than 5,000 high-velocity and on-trend SKUs in ambient, refrigerated, and frozen formats. With distribution centers in Maryland, New Jersey, and Massachusetts, Rainforest offers customized distribution solutions designed to ensure customer success in an increasingly competitive marketplace. Rainforest’s extensive sales and merchandising network adds value through expertise in high-touch perishables, local & emerging brands, custom retail programs, and the execution of first-to-market concepts. For more information on Rainforest, please visit Rainforest’s website at www.rainforestdistribution.com.

About Superlatus, Inc.

Superlatus, Inc. is a diversified food technology company with distribution capabilities. We scale food innovation and transformational change to our food systems to optimize food security and population health via innovative CPG products, agritech, foodtech, plant-based proteins and alt-proteins. We provide industry-leading processing and forming technologies that create high nutrition, high taste, and textured foods. Our management team consists of world-class food executives with an unparalleled understanding of technology and taste. For more information on Superlatus, please visit Superlatus’s website at https://www.superlatusfoods.com.

About TRxADE HEALTH, INC.

TRxADE HEALTH, Inc. is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey, and patient engagement in the U.S. TRxADE plans to exit its legacy businesses and focus on the Superlatus foods business after its next special meeting of stockholders. For more information on TRxADE, please visit the Company’s IR website at investors.trxadegroup.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. TRxADE intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements relate to future events or TRxADE’s future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about TRxADE, its industry, beliefs, and assumptions. Such forward-looking statements include, but are not limited to, statements regarding TRxADE’s or TRxADE’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including TRxADE and Superlatus’ plans for and the potential benefits of the supplier agreement and the products, markets, and expected future performance and market opportunities of TRxADE and Superlatus. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond TRxADE’s control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; TRxADE’s ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; TRxADE’s ability to continue as a going concern; security interests under certain of TRxADE’s credit arrangements; TRxADE’s ability to maintain the listing of its common stock on The Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against TRxADE; unanticipated difficulties or expenditures relating to TRxADE’s business plan; and those risks detailed in TRxADE’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. TRxADE undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise that occur after that date, except as otherwise provided by law.

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